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                                                                    EXHIBIT 99.1

                                [PDS GAMING LOGO]

                                   PDS GAMING
                                   CORPORATION


      SHAREHOLDERS APPROVE CORPORATE NAME CHANGE TO PDS GAMING CORPORATION



                   NEW NAME REFLECTS COMPANY'S DIVERSIFICATION
                             WITHIN GAMING INDUSTRY

LAS VEGAS, Nevada (May 14, 2001) - PDS Financial Corporation (Nasdaq: "PDSF"), a diversified gaming company that finances, leases, sells, manufactures and refurbishes gaming equipment for the casino industry and operates gaming facilities, today announced a change in corporate name to PDS Gaming Corporation following shareholder approval of such name change at the Company's Annual Meeting on May 11, 2001. The Company's common stock will begin to trade on The Nasdaq Stock Market under the symbol "PDSG", tomorrow morning.

"Our Company has significantly expanded its operations beyond its traditional role as a provider of innovative finance and leasing services for the gaming industry," commented Johan Finley, Chairman and Chief Executive Officer of PDS Gaming Corporation. "In addition to our finance and lease activities, today we recondition and market used gaming machines; develop, manufacture and market digital table games; and operate gaming


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facilities. The Company began doing business as PDS Gaming last year, and our shareholders voted to officially change the corporate name to PDS Gaming Corporation at the Annual Meeting on Friday. We believe the new name will enhance investor appreciation for our diversified growth strategy, which seeks to develop recurring revenue streams in various segments of the gaming industry."

PDS Gaming Corporation provides customized finance and leasing solutions, used gaming devices and digital table game products to the casino industry in the United States. The Company also operates a casino in Reno, Nevada and plans to acquire additional gaming facilities. PDS Gaming Corporation is headquartered in Las Vegas, Nevada, and its common stock currently trades on The Nasdaq Stock Market under the symbol "PDSF". As of May 15, 2001, the ticker symbol will be "PDSG".

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE," "ESTIMATE," "PROJECT," "EXPECT" OR SIMILAR EXPRESSIONS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN REGULATION OF THE GAMING INDUSTRY, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, DEPENDENCE UPON FIRST-PARTY VENDORS, CHANGES IN INTEREST RATES, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.

                   For additional information, please contact:

Martha Vlcek, Chief Financial Officer of PDS Financial Corporation d/b/a PDS Gaming at (702) 736-0700

                                       Or

RJ Falkner & Company, Investor Relations Counsel at (800) 377-9893 or via e-mail at info@rjfalkner.com.

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